CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-256807, No. 333-267293 and No. 333-267295) and Form S-8 (No. 333-238287, No. 333-255831 and No. 333-265917) of ADC Therapeutics SA of our report dated March 15, 2023 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
March 15, 2023